UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

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◻ Preliminary Proxy Statement
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◻ Definitive Proxy Statement
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◻ Soliciting Material under §240.14a-12

CAPSTONE GREEN ENERGY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAPSTONE GREEN ENERGY HOLDINGS, INC.

16640 Stagg Street

Van Nuys, California 91406

PROXY STATEMENT SUPPLEMENT

For Annual Meeting Of Stockholders

To Be Held February 12, 2025

This proxy statement supplement, dated February 7, 2025 (this “Supplement”), supplements and amends the definitive proxy statement (the “Proxy Statement”) of Capstone Green Energy Holdings, Inc. (the “Company”), dated December 27, 2024, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the Company’s 2024 annual meeting of stockholders and any adjournments or postponements thereof (the “Annual Meeting”) to be held virtually on February 12, 2025 at 9:00 a.m., Pacific Time, via live webcast at www.virtualshareholdermeeting.com/CGRN2024. Only holders of record of the Company’s voting common stock at the close of business on December 16, 2024 are entitled to notice of, and to vote at, the Annual Meeting. All capitalized terms used in this Supplement and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The purpose of this Supplement is to provide information concerning the merger of the Company’s independent registered public accounting firm, Marcum LLP (“Marcum”), with CBIZ CPAs P.C. (“CBIZ”).

On November 1, 2024, CBIZ, previously known as Mayer Hoffman McCann P.C., purchased the attest business assets of Marcum, and substantially all of the partners and staff that provided attestation services for Marcum joined CBIZ. In connection with such transaction, the Company expects that, subsequent to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, CBIZ will be engaged as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025. The engagement of CBIZ will be subject to the approval of the Audit Committee of the Board and the completion of CBIZ’s customary client acceptance procedures.  Upon such engagement, the services previously provided by Marcum to the Company will be provided by CBIZ, and the Company anticipates that the CBIZ audit team that will service the Company will initially be substantially the same as the audit team from Marcum that previously serviced the Company.

Marcum’s report on the Company’s consolidated balance sheets as of March 31, 2024 and 2023 and the related consolidated statements of operations, temporary equity and stockholders’ deficiency and cash flows for each of the fiscal years then ended, and the related notes to such consolidated financial statements, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended March 31, 2024 and March 31, 2023, and the subsequent interim period through February 7, 2025, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting related to (i) an inappropriate tone at the top established by certain former senior executives, (ii) the Company’s lack of sufficient qualified professionals with an appropriate level of accounting and internal control knowledge, training and experience to (a) appropriately analyze, record and disclose accounting matters timely and accurately and (b) design and maintain effective internal control over financial reporting, (iii) the Company’s failure to perform a sufficient review of accounting policies to ensure ongoing adherence with U.S. generally accepted accounting principles, (iv) the Company’s failure to design and maintain effective internal control over financial reporting for systems, products, parts and accessories sales subject to bill and hold arrangements with customers and (v) the Company’s failure to design and maintain effective internal control over financial reporting related to the proper accounting, presentation and disclosure for factory protection plan (“FPP”) service contracts, including the cost recognition of parts and labor associated with FPP service contracts, as described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

The Company has provided Marcum with a copy of the disclosures made by the Company in response to Item 304(a) of Regulation S-K and has requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The Company anticipates attaching a letter from Marcum as an exhibit to a Current Report on Form 8-K to be filed within four business days of this Supplement.

During the fiscal years ended March 31, 2024 and March 31, 2023, and the subsequent interim period through February 7, 2025, the Company did not consult CBIZ with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by CBIZ that CBIZ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Because the Company expects CBIZ to be appointed as its independent registered public accounting firm for the fiscal year ending March 31, 2025, any vote for Marcum in Proposal 4 will be deemed to be a vote for CBIZ, assuming the Company, acting through the Audit Committee of the Board, elects to engage CBIZ.

Any vote previously entered, either by Internet, by phone or by mail, “FOR” or “AGAINST” or to “ABSTAIN” regarding Proposal 4 will be counted as a vote “FOR” or “AGAINST” or to “ABSTAIN” with respect to Proposal 4 as updated by this Supplement. If you have already returned your proxy card or voted your proxy over the Internet or by telephone, and would like to change your vote on any matter, you may revoke your proxy by (i) delivering written notice of revocation to the Secretary of Company at the address above, (ii) submitting a later dated proxy by telephone or Internet or (iii) attending the Annual Meeting and voting by the Internet. If you hold your shares through a broker, bank or other nominee, you must contact them in order to find out how to change your vote.

Vote Required

The affirmative vote of a majority of the votes cast by the common stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the ratification of the selection of Marcum, or CBIZ, assuming the Company, acting through the Audit Committee of the Board, elects to engage CBIZ, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025.

Abstentions and broker non-votes, if any, will not affect the outcome of the vote on Proposal 4. The Company does not currently expect any broker non-votes on Proposal 4. If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of the Board, because broker discretionary voting is allowed for Proposal 4.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MARCUM, or CBIZ, assuming the Company, acting through the Audit Committee of the Board, elects to engage CBIZ, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2025.

This Supplement is first being released to stockholders on or about February 7, 2025 and should be read together with the Proxy Statement. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement.